Exhibit 1

North American Palladium Receives Notice of Non-Compliance From NYSE MKT

Toronto, Ontario, April 17, 2015 – North American Palladium Ltd. (“NAP”) (TSX: PDL) (NYSE MKT: PAL) (“the Company”) announced today that it has received a notice from the NYSE MKT LLC (“NYSE MKT”) advising it that the Company is no longer in compliance with the NYSE MKT’s continued listing standards applicable to its common shares.

On April 16, 2015 trading in the Company’s common shares on the NYSE MKT was suspended as a result of low trading prices. The staff of NYSE Regulation, Inc. have determined to commence proceedings to delist the common shares of the Company from the NYSE MKT.

The Company’s common shares continue to trade on the Toronto Stock Exchange under the symbol PDL, and on the OTC Market under the symbol PALDF.

As previously disclosed, NAP is continuing normal business operations at its Lac des Iles mine and the Company’s obligations to employees, trade creditors, equipment leases and suppliers will not be affected. The strategic review process to solicit interest in a sale of the Company is ongoing.

About North American Palladium

NAP is an established precious metals producer that has been operating its Lac des Iles mine (LDI) located in Ontario, Canada since 1993. LDI is one of only two primary producers of palladium in the world, offering investors exposure to palladium. The Company's shares trade on the TSX under the symbol PDL and on the OTC Market under the symbol PALDF.

Cautionary Statement on Forward-Looking Information

Certain information contained in this news release constitutes 'forward-looking statements' within the meaning of the 'safe harbor' provisions of Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The words 'potential', 'preliminary', 'believe', 'forecast', 'will', 'anticipate', 'expect', 'would', 'could', 'estimate' and similar expressions identify forward-looking statements. Forward-looking statements in this news release include, without limitation: information pertaining to the Company's strategy, plans or future performance, such as statements with respect to the Company’s strategic review process, the Company’s ability to consummate a strategic transaction, projected production, operating and capital cost estimates, project timelines, , and other statements that express management's expectations or estimates of future performance. Forward-looking statements involve known and unknown risk factors that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the risk that the LDI mine may not perform as planned, the possibility that commodity prices and foreign exchange rates may fluctuate, the possibility that the Company may not be able to generate sufficient cash to service its indebtedness and may be forced to take other actions.  For more details on these and other risk factors see the Company's most recent Annual Information Form/Form 40-F on file with Canadian provincial securities regulatory authorities and the SEC.

Forward-looking statements are also based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release include, but are not limited to: the ability to consummate a strategic transaction, the Company’s ability to continue normal business operations at its Lac des Iles mine, that metal prices and exchange rates between the Canadian and United States dollar will be consistent with the Company's expectations, and that there will be no significant disruptions affecting operations. The forward-looking statements are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

For further information please contact:

North American Palladium Ltd.
John Vincic
Investor Relations
Telephone: 416-360-7374
Email: jvincic@nap.com
www.nap.com